UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2024

Ingersoll Rand Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38095	46-2393770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Harbour Place Drive, Suite 600
Davidson, North Carolina 28036
(704) 655-4000
(Address, including zip code, of principal executive offices and registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2024, the Compensation Committee (the “Committee”) of Ingersoll Rand Inc. (the “Company”) granted the below equity awards to Vikram Kini, the Company’s Senior Vice President and Chief Financial Officer and Michael Weatherred, the Company’s Senior Vice President, IR Execution Excellence (IRX) and Business Excellence. After conducting a comprehensive mid-year review of the total compensation of the Company’s named executive officers in coordination with the Company’s independent compensation consultant, the Committee approved the grants to ensure that total compensation paid to the Company’s named executive officers was market competitive.

The additional grants are intended to supplement the previously reported 2024 annual long-term incentive awards granted to the Company’s named executive officers, pursuant to the Company’s Amended and Restated 2017 Omnibus Incentive Plan (as amended), with the same terms and conditions. The Company’s long-term incentive awards are intended to drive executives to deliver strong stock performance, align the Company’s executives’ compensation with long-term value creation, and to attract and retain highly qualified executives. The Committee expects to incorporate the value of these supplemental market awards into the annual grants to Mr. Kini and Mr. Weatherred in future award cycles.

The Committee approved the following grants pursuant to the Company’s standard forms of award agreements as follows:

•	Mr. Kini: (i) 3,591 restricted stock units (RSUs) and (ii) 8,694 stock options; and
•	Mr. Weatherred: (i) 3,867 RSUs and (ii) 9,363 stock options.

The RSUs and stock options vest in four equal annual installments beginning on August 20, 2025. Each RSU will vest into one share of the Company’s common stock and each vested stock option will be exercisable for one share of the Company’s common stock at a per share exercise price of $90.50, the closing price of the Company’s common stock on August 20, 2024.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “intend,” “may,” “will,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on the Company’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, risk factors detailed in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL RAND INC.

By:	/s/ Andrew Schiesl
Name: Andrew Schiesl
Title: Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary

Date: August 23, 2024